Exhibit 99.1

Ballantyne Strong, Inc. Announces Closing of Public Offering

Charlotte, NC, February 8, 2021 — Ballantyne Strong, Inc. (NYSE American: BTN) (“Ballantyne Strong” or the “Company”) today announced the closing of its previously announced public offering of 3,290,000 shares of its common stock at a public offering price of $2.30 per share, for gross proceeds of $7,567,000, before deducting underwriting discounts and offering expenses.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

The offering was made pursuant to an effective shelf registration statement that has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The final prospectus supplement relating to the offering was filed with the SEC on February 5, 2021. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. is a diversified holding company with operations and investments across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in North America and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred investment along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 30% ownership position in GreenFirst Forest Products Inc. (TSX: GFP) which has recently completed an investment in a sawmill and related assets and a 21% ownership position in FG Financial Group, Inc. (Nasdaq: FGF) which is implementing business plans to operate as a diversified insurance, reinsurance and investment management holding company.

Forward-Looking Statements

This press release includes forward-looking statements relating to the business of the Company and the proposed offering that can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “plans,” “would,” “could,” or similar expressions. Such forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the “Risk Factors” sections contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, under the heading “Risk Factors” included in the final prospectus supplement related to the public offering filed with the SEC, and the Company’s subsequent filings with the SEC, as well as the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the companies in which the Company holds investments; the Company’s ability to utilize or assert its intellectual property rights; the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release reflect our current views with respect to future events, and, except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

Investor Contact

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com